Exhibit 3.35

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

[adjusted pursuant to telephone authorization]

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED DEC 22 2003
Tran Info: 1 8786346-1 12/01/03
Chk#: 210117 Amt: $50.00
ID: ADESA CORPORATE OFFICE USA

Name	Administrator
Michelle Mallon	BUREAU OF SERVICES
Address
310 E. 96th Street, Suite 400
City State Zip Code Indianapolis IN 46240	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies	B71-12N
(Please read information and instructions on last page)
Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE 1

The name of the limited liability company is: Auto Dealers Exchange of Lansing, LLC

ARTICLE II

The purpose or purposes for which the limited liability company is formed to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is:

ARTICLE IV

1. The street address of the location of the registered office is:
30600 Telegraph Road, Birmingham Farms, Michigan 48025
(Street Address) (City) (Zip Code)
2. The mailing address of the registered office if different than above:
Michigan
(Street Address) (City) (Zip Code)
3. The name of the resident agent at the registered office is: The Corporation Company

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this 24th day of November, 2003
By:	/s/ Michelle Mallon
(Signature)
Michelle Mallon
(Type or Print Name)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)
DEC 23 2003	[adjusted pursuant to telephone authorization]

	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED JAN 05 2004

Administrator
517-663-2525 Ref: #37131		BUREAU OF COMMERCIAL SERVICES
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE		EFFECTIVE DATE:
P.O. Box 266		Expiration date for new assumed names: December 31,
Eaton Rapids, MI 48827		Expiration date for transferred assumed names appear in Item 6
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies

and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships); the undersigned entities execute the following Certificate of Merger:

1.	The Plan of Merger (consolidation) is as follows:

a. The name of each constituent entity and its identification number is:

	ADESA Lansing, Inc.	530697

	Auto Dealers Exchange of Lansing, LLC	B7112N

b. The name of the surviving (new) entity and its identification number is:

	Auto Dealers Exchange of Lansing, LLC	B7112N
Corporation and Limited Liability Companies provide the street address of the survivor’s principal place of business:
310 E. 96th Street, Ste. 400, Indianapolis, IN 46240

2.	(Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

The merger (consolidation) shall be effective on the day of , .

3. Complete for profit Corporation only

For each constituent stock corporation, state:
Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class of series entitled to vote as a class
ADESA Lansing, Inc.	100	Common	Common

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:

The manner and basis of converting shares are as follows:

ADESA Lansing, Inc. and Auto Dealers Exchange of Lansing, LLC are whole-owned by ADESA Corporation. Upon the effectiveness of the Merger, all of issued and outstanding common shares of ADESA Lansing, Inc. will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of Auto Dealers Exchange of Lansing, LLC.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

a)	The Plan of Merger was approved by the majority consent of the incorporation of
, a Michigan corporation which has not
commenced business has not issued any shares, and has not elected a Board of Directors.

	(Signature of Incorporation)	(Type or Print Name)	(Signature of Incorporation)	(Type or Print Name)

	(Signature of Incorporation)	(Type or Print Name)	(Signature of Incorporation)	(Type or Print Name)

b)	The plan of merger was approved by:

	☐	the Board of Directors of	, the surviving Michigan corporation,
without approval of the shareholders in accordance with Section 703a of the Act.

	☒	the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

ADESA Lansing, Inc.

	By	/s/ Karen C. Turner	By
		(Signature of Authorized Officer or Agent)	(Signature of Authorized Officer or Agent)

Karen C. Turner, Secretary
		(Type or print name)	(Type or print name)

ADESA Lansing, Inc.
		(Name of Corporation)	(Name of Corporation)

4. Complete for any Limited Liability Companies only

Check one of the following if Limited Liability Company is the survivor;

☐        There are no changes to be made to the Articles of Organization of the surviving limited liability company.

☒       The amendments to the Articles, or a restatement of the Articles, of the surviving limited liability company to be effected by the merger are as follows:

ARTICLE I: The name of the limited liability company is ADESA Lansing, LLC.

The manner and basis of converting the membership interests are as follows:

ADESA Lansing, Inc. and Auto Dealers Exchange of Lansing, LLC are whole-owned by ADESA Corporation. Upon the effectiveness of the Merger, all of issued and outstanding common shares of ADESA Lansing, Inc. will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of Auto Dealers Exchange of Lansing LLC.

The Plan of Merger was approved by the members of each constituent limited liability company in accordance with section 702(1).

The Plan of Merger was approved by the members of each domestic limited liability company in accordance with section 705a(5) and by each constituent business organization in the manner provided by the laws of the jurisdiction in which it is organized.

For each limited liability company involved in the merger, this document is signed in accordance with Section 103 of the Act.

Signed this 22nd day of December, 2003

By	/s/ Karen C. Turner
(Signature of Member, Manager or Authorized Agent)

ADESA Corporation, Karen C. Turner, Secretary, Authorized Agent
(Type or Print Name and Capacity)

(Name of Limited Liability Company)

Signed this day of

By
(Signature of Member, Manager or Authorized Agent)

(Type or Print Name)

(Name of Limited Liability Company and Capacity)

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